Exhibit 10.10

Certain confidential information contained in this document, marked by [***], has been omitted because such information is both not material and is the type that the Company customarily and actually treats that as private or confidential.

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (“Fifth Amendment”) is effective on August 30, 2021 (“Effective Date”) by and between Alcoa USA Corp. (“Landlord”), and Dory Creek LLC a wholly-owned subsidiary of Bitdeer Inc. (formerly known as Bitmain Inc) (“Tenant”), each a “Party” and collectively “Parties”.

WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated June 6, 2018, as amended by the First Amendment of Lease dated October 18, 2018, by the Second Amendment of Lease dated May 1, 2019, by the Third Amendment of Lease dated May 11, 2021, and by the Fourth Amendment of Lease dated effective May 11, 2021 (together called the “Lease”), whereby Tenant leased certain real estate and associated facilities owned by Landlord;

WHEREAS, Oncor Electric Delivery Company LLC (“Oncor”) is interconnected with and provides electric delivery service for use by Tenant;

WHEREAS, based upon recent Public Utility Commission and ERCOT guidelines, Oncor has imposed electric load limitations on the Sandow Substations located on Landlord’s property, resulting in a reduction of electric service that can be delivered by Oncor to Tenant through existing Oncor equipment, which electric load limitations will continue until new equipment is installed by Oncor, including capacitor banks, reactor banks, a new 345/138 Super Substation, and other equipment, or alternate equipment, as deemed necessary by Oncor (the “New Equipment”);

WHEREAS, in order to install the New Equipment, Oncor requires Landlord, as the landowner and owner of the Private User Network (“PUN”), and as landlord under the Lease, to execute a Facilities Expansion Agreement (“FEA”), which agreement requires the electric user to post a refundable security deposit;

WHEREAS, Section 14 of the May 11, 2021, Third Amendment of the Lease provides as follows:

The Tenant’s use of the Premises entitles Tenant to a prorated share of electric energy service from the Landord’s PUN delivery capacity (the “Tenant’s Share of Total Electric Capacity”) of not to exceed [***] on the 1470 FEED and not to exceed [***] through the Oncor Number 3 138kV Switchyard Feed and Meter. Any service reduction by Oncor will result in a corresponding percentage reduction in Tenant’s delivery capacities. (Emphasis added.)

WHEREAS, Landlord and Tenant have determined that it is mutually beneficial for Landlord to execute the FEA as proposed by Oncor in order to mitigate the reductions in the electric service provided to Tenant by Oncor and to set out the target dates relating to the construction of Oncor’s Required Level of Operation Facilities (as defined in the FEA) and the target dates for the Required Level of Operation (as defined in the FEA);

WHEREAS, Tenant has agreed to fund the refundable security deposit required by Oncor under the FEA so that Landlord may enter into the FEA, and Landlord has agreed that Tenant will be entitled to the refund of the security deposit if, as or when the conditions for refund are satisfied in accordance with the provisions of the FEA.

WHEREAS, Landlord and Tenant wish to enter into this Fifth Amendment of the Lease in order to address the matters stated above.

NOW THEREFORE, in consideration of the mutual promises herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Funding of the Refundable Security Deposit required under the FEA. Tenant will provide the funds required under the FEA as a refundable security deposit, in the amount of $[***] Such funds will be paid by wire transfer to Landlord to be paid to Oncor under the FEA, or may be paid directly by Tenant to Oncor by wire transfer, if agreed upon by Oncor and Landlord.

2.	Refund of the Security Deposit. The FEA provides a mechanism for a refund of the security deposit upon the satisfaction of certain requirements provided under the FEA. Tenant, and not Landlord, will be entitled to any refund of the security deposit paid under the FEA. Landlord and Tenant agree that, while Landlord will cooperate reasonably to facilitate the refund of the security deposit, Tenant shall be responsible for satisfaction of the requirements under the FEA necessary for the refund of all or part of the security deposit. If agreed upon by Oncor and Landlord, any refund of the security deposit will be paid directly to Tenant. If the refund of the security deposit is paid to Landlord, Landlord will in turn pay the amount of the refund to Tenant as promptly as possible, but no later than 30 days after receipt of the refund by Landlord.

3.	Specific Conditions. The following conditions are acknowledged and agreed by the Parties:

a.	As of the Effective Date, Tenant’s capacity is limited to [***] on circuit 1470.

b.	As of the Effective Date, Tenant’s capacity is limited to [***] on the Oncor Number Three Tie Circuit.

c.	At such time that Oncor provides Landlord with official notification that the Required Level of Operation No. 1 Facilities (as defined in the FEA) have been constructed in accordance with the FEA, and provided that such construction of the Required Level of Operation No. 1 Facilities (as defined in the FEA) is completed by June 1, 2022, Tenant’s load capacity limit will be increased to no more than [***] by June 30, 2022 on the Oncor Number Three Tie Circuit until such time as the Required Level of Operation No. 2 Facilities (as defined in the FEA) are installed.

d.	At such time that Oncor provides Landlord with official notification that the Required Level of Operation No. 2 Facilities (as defined in the FEA) have been constructed in accordance with the FEA, and provided that such construction of the Required Level of Operation No. 2 Facilities (as defined in the FEA) is completed by December 31, 2022, Tenant may pursue a load ramp above [***] in accordance with the five-year load forecast provided by Tenant to Landlord in May 2021 to ramp up the load capacity on the Oncor Number Three Tie Circuit to [***].

e.	At such time that Oncor provides Landlord with official notification that the aggregated load from all users on the Sandow Switch Substation has reached [***] Landlord will be entitled to seek on behalf of Tenant, a refund from Oncor of $[***] of the security deposit funds.

f.	At such time that Oncor gives Landlord official notification that the aggregated load from all users on Sandow Switch Substation has reached [***] Landlord will be entitled to seek on behalf of Tenant, a refund from Oncor of $[***] in security deposit funds.

g.	Effective September 3, 2021, and continuing until a new Oncor Substation is commissioned, Tenant must report to Landlord in writing on a weekly basis: (1) Tenant’s average weekly load on circuit 1470, (2) Tenant’s average weekly load on the Oncor Number Three Tie Circuit, (3) Tenant’s forecasted average weekly load on circuit 1470 for the upcoming 14 day period, and (4) Tenant’s forecasted average weekly load on the Oncor Number Three Tie Circuit for the upcoming 14 day period.

4.	Accommodation by Landlord; No Representations by Landlord. The FEA and Fifth Amendment are being executed by Landlord strictly as an accommodation to Tenant to assist in mitigating the reductions in the electric service provided to Tenant by Oncor. Tenant agrees to reimburse Landlord for any costs incurred by Landlord arising out of the FEA. The execution of the FEA is not a contractual obligation of Landlord pursuant to the Lease or otherwise. Landlord makes no representations or warranties of any kind concerning the (i) New Equipment to be installed by Oncor, (ii) the increase in the availability of electric service capacity to Tenant as a result of the New Equipment or the FEA, (iii) the timing of the installation by Oncor of the New Equipment, or (iv) the ability of Tenant to meet the criteria under the FEA for a refund of all or any portion of the security deposit funded by Tenant. Tenant agrees to indemnify and hold Landlord harmless from any costs or damages incurred by Landlord as a result of or related to this Fifth Amendment and the execution and implementation of the FEA (including, but not limited to, the failure of Tenant to meet the Required Level of Operation (as defined in the FEA) by the Required Level of Operation Dates (as defined in the FEA) on behalf of the Landlord).

Signature page to follow

IN WITNESS WHEREOF, the parties have caused this Fifth Amendment to be executed by their duly authorized officers, effective as of the date and year first above written.

Landlord:

Alcoa USA Corp.

	By:	/s/ Mark A. Stiffler

	Title:	Vice President

	Date:	9/15/2021

Tenant:

Dory Creek LLC

	By:	/s/ Wenguang Wang

	Title:	Head of Global Mining Datacenter

	Date:	2021/9/15